Exhibit 99.3

SECOND AMENDMENT TO RIGHTS AGREEMENT
BETWEEN
MARK IV INDUSTRIES, INC.
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY

           This Agreement, made as of the 19th day of May, 2000 between Mark IV Industries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent"), amends the Rights Agreement dated as of May 17, 1995 between the Company and the Rights Agent and amended as of May 19, 1999 (the "Rights Agreement").

           WHEREAS, on May 19, 2000 Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Performance Partnership L.P., Gabelli International Limited, Gabelli Securities, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario J. Gabelli (herein collectively referred to as the "Gabelli Group") filed amendment No. 11 to Statement of Beneficial Ownership on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Amended Schedule 13D"), reporting Beneficial Ownership of an aggregate number of shares of Common Stock representing 20.04% of the outstanding shares of Common Stock of the Company; and

           WHEREAS, the Gabelli Group has advised the Company that it inadvertently increased its Beneficial Ownership of shares of Common Stock of the Company to more than 20% of the shares outstanding and has confirmed the accuracy, as of the date hereof, of the statements set forth under Item 4 of the Schedule 13D as filed prior to Amendment No. 11 to the Schedule 13D; and

           WHEREAS, in view of such advice by the Gabelli Group, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable and in the best interests of stockholders of the Company; and

           WHEREAS, under the present circumstances, Section 26 of the Rights Agreement permits the Company and the Rights Agent to amend the Rights Agreement if the Company so directs and the Company has directed the Rights Agent to enter into this Amendment to the Rights Agreement;

           NOW THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as set forth below:

           1.      The first sentence of Section 1(a) of the Rights Agreement is amended to read in its entirety as follows:

“Acquiring Person” shall mean (x) any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee, benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (iv) the Gabelli Group unless the Gabelli Group (or any Person that includes one or more members of the Gabelli Group) shall be the Beneficial Owner of 21% or more of the shares of Common Stock then outstanding or (y) any Person who or which has entered into any agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (as defined in Section 1(b) hereof).”

           2.      Section 1(k) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Rights Agreement, a Section 11(a)(ii) Event shall not have occurred with respect to the Beneficial Ownership of shares of Common Stock by the Gabelli Group unless and until such time as the Gabelli Group shall become an Acquiring Person.”

           3.      Section 11(a)(ii) is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, an event described in this Section 11(a)(ii) shall not be deemed to have occurred and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 11 with respect to the Beneficial Ownership of shares of Common Stock by the Gabelli Group unless the Gabelli Group shall become an Acquiring Person.”

           4.     Effectiveness. This Amendment shall be deemed effective as of May 19, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           5.     Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, on May 25, 2000, effective as of the day and year first above written.

Attest:	MARK IV INDUSTRIES, INC.

By: /s/ Gerald S. Lippes Name: Gerald S. Lippes Title: Secretary	By: /s/ Sal H. Alfiero Name: Sal H. Alfiero Title: Chief Executive Officer

Attest:	AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Susan Silber Name: Susan Silber Title: Assistant Secretary	By: /s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: Vice President